Exhibit 3.3

AMENDED AND RESTATED BY-LAWS

OF

SPRINKLR, INC.

ARTICLE I

OFFICES

SECTION 1.1. Registered Office. The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the name of its registered agent shall be Corporation Service Company.

SECTION 1.2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 2.1. Annual Meeting. The annual meeting of stockholders for the election of directors, and for the transaction of any other proper business, shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

SECTION 2.2. Special Meeting. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called at any time by the Chairman of the Board, the Chief Executive Officer or the President of the corporation or by the Board of Directors or by written order of a majority of the directors and shall be called by the President, the Chief Executive Officer or the Secretary at the request in writing of stockholders owning not less than ten percent of the capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purposes of the proposed meeting.

SECTION 2.3. Place of Meeting. All meetings of stockholders shall be held at such place, if any, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of such meeting. The Board of Directors may, in its sole discretion and subject to such guidelines and procedures as the Board of Directors may from time to time adopt, determine that the meeting shall not be held at any specific place, but may instead be held solely by means of remote communication.

SECTION 2.4. Notice of Meeting. Written or other proper notice of any meeting of stockholders, stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meetings, and, in the case of a special meeting, the purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat, not less than 10 nor more than 60 days before the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

SECTION 2.5. Voting List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. If the meeting is to be held at a specific place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

SECTION 2.6. Quorum. At any meeting of the stockholders, the holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business, except as otherwise provided by statute, by the certificate of incorporation or by these by-laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 2.7. Voting. When a quorum is present at any meeting of the stockholders, the vote of the holders of a majority of the shares entitled to vote on the subject matter and present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of applicable statutes, of the certificate of incorporation or of these by-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Except as otherwise provided in the certificate of incorporation, each stockholder entitled to vote at any meeting of the stockholders shall be entitled to one vote for each share of capital stock held by the stockholder.

SECTION 2.8. Proxies. Each stockholder entitled to vote at a meeting of the stockholders may authorize, by an instrument in writing subscribed by such stockholder, bearing a date not more than three years prior to voting, unless such instrument provides for a longer period, and filed with the Secretary of the corporation before, or at the time of the meeting, another person or persons to act for him by proxy.

SECTION 2.9. Consent of Stockholders. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated, for the purposes of this Section to the extent permitted by law.

SECTION 2.10. Voting of Stock of Certain Holders. Shares of the corporation’s capital stock standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe, or in the absence of such provision, as the Board of Directors of such corporation may determine. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator, or trustee may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares standing in the name of a receiver may be voted by such receiver. A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the corporation, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent the stock and vote thereon.

SECTION 2.11. Treasury Stock. The corporation shall not vote, directly or indirectly, shares of its own capital stock owned by it; and such shares shall not be counted in determining the total number of outstanding shares of the corporation’s capital stock.

SECTION 2.12. Fixing Record Date. The Board of Directors may fix in advance a date, which shall not be more than 60 days nor less than 10 days preceding the date of any meeting of stockholders, nor more than 60 days preceding the date for payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change, or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining a consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to such notice of, and to vote at, any such meeting and any adjournment thereof, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

ARTICLE III

BOARD OF DIRECTORS

SECTION 3.1. Powers. The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

SECTION 3.2. Number, Election and Term. The number of directors that shall constitute the whole Board of Directors shall be not less than one. Subject to the Company’s Certificate of Incorporation, such number of directors shall from time to time be fixed and determined by the directors and shall be set forth in the notice of any meeting of stockholders held for the purpose of electing directors. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 3.3, and each director elected shall hold office until his successor shall be elected and shall qualify or, if earlier, his death, resignation, retirement, disqualification or removal. The vote of any stockholder on an election of directors may be taken in any manner and no such vote shall be required to be taken by written ballot or by electronic transmission unless otherwise required by law. Directors need not be residents of Delaware, citizens of the United States or stockholders of the corporation.

SECTION 3.3. Vacancies, Additional Directors, and Removal from Office. If any vacancy occurs in the Board of Directors caused by death, resignation, retirement, disqualification, or removal from office of any director, or otherwise, or if any new directorship is created by an increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, or a sole remaining director, may choose a successor or fill the newly created directorship; and a director so chosen shall hold office until the next election and until his successor shall be duly elected and shall qualify, unless sooner displaced. Any director may be removed either for or without cause at any special meeting of stockholders duly called and held for such purpose.

SECTION 3.4. Resignation. Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation. A resignation from the Board of Directors shall be deemed to take effect immediately upon receipt of such notice or at such other time as the director may specify in the notice.

SECTION 3.5. Regular Meetings. A regular meeting of the Board of Directors shall be held each year, without other notice than this bylaw, at the place of, and immediately following, the annual meeting of stockholders; and other regular meetings of the Board of Directors may be held at such places (within or without the State of Delaware), if any, and at such times as the Board of Directors may provide, by resolution, without other notice than such resolution.

SECTION 3.6. Special Meetings. A special meeting of the Board of Directors may be called by the Chairman of the Board of Directors, by the President of the corporation or the Chief Executive Officer of the corporation and shall be called by the Secretary on the written request of any director. Notice of special meetings of the Board of Directors shall be given to each director at least 48 hours prior to the time of such meeting and shall be given in writing or by electronic transmission. Each such notice shall state the time and place (within or without the State of Delaware), if any, of the meeting but need not state the purposes thereof, except that notice shall be given of any proposed amendment to the by-laws if it is to be adopted at any special meeting or with respect to any other matter where notice is required by statute or by these by-laws.

SECTION 3.7. Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the certificate of incorporation or by these by-laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 3.8. Communications. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

SECTION 3.9. Action Without Meeting. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof as provided in Article IV of these by-laws, may be taken without a meeting, if all the members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 3.10. Compensation. Unless otherwise restricted by the certificate of incorporation or these by-laws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. Nothing herein shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

COMMITTEE OF DIRECTORS

SECTION 4.1. Designation, Powers and Name. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, including, if they shall so determine, an Executive Committee, each such committee to consist of one or more of the directors of the corporation. The committee shall have and may exercise such of the powers of the Board of Directors in the management of the business and affairs of the corporation as may be provided in such resolution. The committee may authorize the seal of the corporation to be affixed to all papers that may require it. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names and such limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.

SECTION 4.2. Minutes. Each committee of directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

SECTION 4.3. Compensation. Members of special or standing committees may be allowed compensation for attending committee meetings, if the Board of Directors shall so determine.

ARTICLE V

NOTICE

SECTION 5.1. Methods of Giving Notice. Whenever, under the provisions of applicable statutes, the certificate of incorporation or these by-laws, notice is required to be given to any director, member of any committee, or stockholder, it shall not be necessary that personal notice be given, and such notice may be given in writing, by mail, addressed to such director, member, or stockholder at his or her address as it appears on the records of the corporation or at his or her residence or usual place of business, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice also may be given in any other proper form, as authorized by the Delaware General Corporation Law. Notice that is given by facsimile shall be deemed delivered when sent to a number at which any director, member or stockholder has consented to receive such notice.

Notice by telegram or cablegram shall be deemed to be given when the same shall be filed. Notice that is given in person or by telephone shall be deemed to be given when the same shall be delivered. Without limiting the manner by which notice otherwise may be given effectively to any director, member or stockholder, any notice given under any provision of these by-laws shall be effective if given by a form of electronic transmission consented to by such person. Notice given by electronic mail shall be deemed delivered when directed to an electronic mail address at which such person has consented to receive notice and notice given by a posting on an electronic network together with separate notice to such person of such specific posting shall be deemed delivered upon the later of (a) such posting and (b) the giving of such separate notice. Notice given by any other form of electronic transmission shall be deemed given when directed to any director, member or stockholder in the manner consented to by such director, member or stockholder

SECTION 5.2. Waiver. Whenever any notice is required to be given under the provisions of an applicable statute, the certificate of incorporation, or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VI

OFFICERS

SECTION 6.1. Officers. The officers of the corporation shall be a President, one or more Vice Presidents, any one or more of which may be designated Executive Vice President or Senior Vice President, a Secretary and a Treasurer. The Board of Directors may appoint such other officers and agents, including a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, Assistant Vice Presidents, Assistant Secretaries, and Assistant Treasurers, in each case as the Board of Directors shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board. Any two or more offices may be held by the same person. No officer shall execute, acknowledge, verify or countersign any instrument on behalf of the corporation in more than one capacity, if such instrument is required by law, by these by-laws or by any act of the corporation to be executed, acknowledged, verified, or countersigned by two or more officers. The Chairman and Vice Chairman of the Board, if any, shall be elected from among the directors. With the foregoing exceptions, none of the other officers need be a director, and none of the officers need be a stockholder of the corporation.

SECTION 6.2. Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at its first regular meeting held after the annual meeting of stockholders or as soon thereafter as conveniently possible. Each officer shall hold office until his successor shall have been chosen and shall have qualified or until his death or the effective date of his resignation or removal, or until he shall cease to be a director in the case of the Chairman and the Vice Chairman.

SECTION 6.3. Removal and Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed without cause at any time by the Board of Directors. Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 6.4. Vacancies. Any vacancy occurring in any office of the corporation by death, resignation, removal, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 6.5. Salaries. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors or pursuant to its direction; and no officer shall be prevented from receiving such salary by reason of his also being a director.

SECTION 6.6. Chairman of the Board. The Chairman of the Board (if such office is created by the Board) shall preside at all meetings of the Board of Directors or of the stockholders of the corporation. The Chairman shall formulate and submit to the Board of Directors or the Executive Committee matters of general policy for the corporation and shall perform such other duties as usually appertain to the office or as may be prescribed by the Board of Directors or the Executive Committee.

SECTION 6.7. Vice Chairman of the Board. The Vice Chairman of the Board (if such office is created by the Board) shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board. The Vice Chairman shall perform such other duties as from time to time may be prescribed by the Board of Directors or the Executive Committee or assigned by the Chairman of the Board.

SECTION 6.8. President; Chief Executive Officers. The President and the Chief Executive Officer (if such office is created by the Board), which posts may be held by the same or different persons, shall be the chief executive officers of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control the business and affairs of the corporation. In the absence of the Chairman of the Board or the Vice Chairman of the Board (if such offices are created by the Board), the President or the Chief Executive Officer shall preside at all meetings of the Board of Directors and of the stockholders. Either such person may also preside at any such meeting attended by the Chairman or Vice Chairman of the Board if he is so designated by the Chairman, or in the Chairman’s absence by the Vice Chairman. Both shall have the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the Board of Directors. The President and the Chief Executive Officer both shall keep the Board of Directors and the Executive Committee fully informed and shall consult them concerning the business of the corporation. Either may sign certificates for shares of the corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts, or other instruments that the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these by-laws or by the Board of Directors to some other officer or agent of the corporation, or shall be required by law to be otherwise executed. Either shall vote, or give a proxy to any other officer of the corporation to vote, all shares of stock of any other corporation standing in the name of the corporation and in general he shall perform all other duties normally incident to the office of President or Chief Executive Officer, as the case may be, and such other duties as may be prescribed by the stockholders, the Board of Directors, or the Executive Committee from time to time.

SECTION 6.9. Vice Presidents. In the absence of the President and the Chief Executive Officer, or in the event of their inability or refusal to act, the Executive Vice President (or in the event there shall be no Vice President designated Executive Vice President, any Vice President designated by the Board) shall perform the duties and exercise the powers of the President and the Chief Executive Officer. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President, the Chief Executive Officer or the Board of Directors.

SECTION 6.10. Secretary. The Secretary shall (a) keep the minutes of the meetings of the stockholders, the Board of Directors and committees of directors; (b) see that all notices are duly given in accordance with the provisions of these by-laws and as required by law; (c) be custodian of the corporate records and of the seal of the corporation, and see that the seal of the corporation or a facsimile thereof is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these by-laws; (d) keep or cause to be kept a register of the post office address of each stockholder which shall be furnished by such stockholder; (e) sign with the President, the Chief Executive Officer or an Executive Vice President or Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general, perform all duties normally incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President, the Chief Executive Officer or the Board of Directors.

SECTION 6.11. Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever and deposit all such moneys in the name of the corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of Section 7.3 of these by-laws; (c) prepare, or cause to be prepared, for submission at each regular meeting of the Board of Directors, at each annual meeting of the stockholders, and at such other times as may be required by the Board of Directors, the President or the Chief Executive Officer, a statement of financial condition of the corporation in such detail as may be required; and (d) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President, the Chief Executive Officer or the Board of Directors.

SECTION 6.12. Assistant Secretary and Treasurer. The Assistant Secretaries and Assistant Treasurers shall, in general, perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President, the Chief Executive Officer, the Board of Directors, or the Executive Committee. The Assistant Secretaries and Assistant Treasurers shall, in the absence of the Secretary or Treasurer, respectively, perform all functions and duties which such absent officers may delegate, but such delegation shall not relieve the absent officer from the responsibilities and liabilities of his office. The Assistant Secretaries may sign, with the President, the Chief Executive Officer or a Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

ARTICLE VII

CONTRACTS, CHECKS AND DEPOSITS

SECTION 7.1. Contracts. Subject to the provisions of Section 6.1, the Board of Directors may authorize any officer, officers, agent, or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

SECTION 7.2. Checks. All checks, demands, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers or such agent or agents of the corporation, and in such manner, as shall be determined by the Board of Directors.

SECTION 7.3. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

ARTICLE VIII

CERTIFICATES OF STOCK

SECTION 8.1. Issuance. Each stockholder of this corporation shall be entitled to a certificate or certificates showing the number of shares of capital stock registered in his name on the books of the corporation. The certificates shall be in such form as may be determined by the Board of Directors, shall be issued in numerical order and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed by the President, the Chief Executive Officer or a Vice President and by the Secretary or an Assistant Secretary. The same person shall be permitted to sign a single stock certificate in more than one capacity. If any certificate is countersigned (1) by a transfer agent other than the corporation or any employee of the corporation, or (2) by a registrar other than the corporation or any employee of the corporation, any other signature on the certificate may be a facsimile. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences, and relative participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of stock; provided that, except as otherwise provided by statute, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and rights. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, stolen, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and with such indemnity, if any, to the corporation as the Board of Directors may prescribe. Certificates shall not be issued representing fractional shares of stock.

SECTION 8.2. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require (1) the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require, (2) such owner to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, stolen, or destroyed, or (3) both.

SECTION 8.3. Transfers. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books. Transfers of shares shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney and filed with the Secretary of the corporation or the Transfer Agent.

SECTION 8.4. Registered Stockholders. The corporation shall be entitled to treat the holder of record of any share or shares of the corporation’s capital stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE IX

DIVIDENDS

SECTION 9.1. Declaration. Dividends with respect to the shares of the corporation’s capital stock, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the certificate of incorporation.

SECTION 9.2. Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X

INDEMNIFICATION

SECTION 10.1. Third Party Actions. The corporation shall indemnify any director or officer of the corporation, and may indemnify any other person, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

SECTION 10.2. Actions by or in the right of the corporation. The corporation shall indemnify any director or officer, and may indemnify any other person, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or such other court shall deem proper.

SECTION 10.3. Mandatory Indemnification. To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 10.1 and 10.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

SECTION 10.4. Determination of Conduct. Any indemnification under Section 10.1 or 10.2 of this Article X (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 10.1 or 10.2 of this Article X. Such determination shall be made (a) by a majority vote of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders.

SECTION 10.5. Payment of Expenses in Advance. Expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article X. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

SECTION 10.6. Indemnity Not Exclusive. The indemnification and advancement of expenses provided or granted hereunder shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation, any other bylaw, agreement, vote of stockholders, or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

SECTION 10.7. Definitions. For purposes of this Article X:

(a) “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under this Article X with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued;

(b) “other enterprises” shall include employee benefit plans;

(c) “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan;

(d) “serving at the request of the corporation” shall include any service as a director, officer, employee, or agent of the corporation that imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and

(e) a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article X.

SECTION 10.8. Continuation of Indemnity. The indemnification and advancement of expenses provided or granted hereunder shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1. Seal. The corporate seal, if one is authorized by the Board of Directors, shall have inscribed thereon the name of the corporation, and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

SECTION 11.2. Books. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at the offices of the corporation, or at such other place or places as may be designated from time to time by the Board of Directors.

SECTION 11.3. Right of First Refusal. No stockholder shall sell, assign, pledge, or in any manner transfer any of the shares of Common Stock of the corporation (“Common Stock”) or any right or interest therein held by such stockholder, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer which meets the requirements hereinafter set forth in this bylaw.

(a) If the stockholder receives from anyone a bona fide offer acceptable to the stockholder to purchase any Common Stock held by such stockholder, then the stockholder shall first give written notice thereof to the corporation. The notice shall name the proposed transferee and state the number of shares of Common Stock to be transferred, the price per share and all other terms and conditions of the offer

(b) For fifteen (15) days following receipt of such notice, the corporation or its assigns shall have the option to purchase all or, with the consent of the stockholder, any lesser part of the Common Stock specified in the notice at the price and upon the terms set forth in such bona fide offer. In the event the corporation elects to purchase all or, as agreed by the stockholder, a lesser part, of the Common Stock, it shall give written notice to the selling stockholder of its election and settlement for said Common Stock shall be made as provided below in paragraph (c).

(c) In the event the corporation elects to acquire any of the Common Stock of the selling stockholder as specified in said selling stockholder’s notice, the Secretary of the corporation shall so notify the selling stockholder and settlement thereof shall be made in cash within thirty (30) days after the Secretary of the corporation receives said selling stockholder’s notice; provided that if the terms of payment set forth in said selling stockholder’s notice were other than cash against delivery, the corporation shall pay for said Common Stock on the same terms and conditions set forth in said selling stockholder’s notice.

(d) In the event the corporation does not elect to acquire all of the Common Stock specified in the selling stockholder’s notice, said selling stockholder may, within the sixty (60) day period following the expiration of the option rights granted to the corporation, sell elsewhere the Common Stock specified in said selling stockholder’s notice which were not acquired by the corporation, in accordance with the provisions of paragraph (c) of this bylaw, provided that said sale shall not be on terms and conditions more favorable to the purchaser than those contained in the bona fide offer set forth in said selling stockholder’s notice. All Common Stock so sold by said selling stockholder shall continue to be subject to the provisions of this bylaw in the same manner as before said transfer.

(e) Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the provisions of this bylaw:

(1) A stockholder’s transfer of any or all Common Stock held either during such stockholder’s lifetime or on death by will or intestacy to such stockholder’s family. “Immediate family” as used herein shall mean spouse, lineal descendent, father, mother, brother, or sister of the stockholder making such transfer.

(2) A stockholder’s bona fide pledge or mortgage of any Common Stock with a commercial lending institution, provided that any subsequent transfer of said Common Stock by said institution shall be conducted in the manner set forth in this bylaw.

(3) A stockholder’s transfer of any or all of such stockholder’s Common Stock to any other stockholder of the corporation.

(4) A stockholder’s transfer of any or all of such stockholder’s Common Stock to a person who, at the time of such transfer, is an officer or director of the corporation.

(5) A corporate stockholder’s transfer of any or all of its Common Stock pursuant to and in accordance with the terms of any merger, consolidation, reclassification of Common Stock or capital reorganization of the corporate stockholder, or pursuant to a sale of all or substantially all of the stock or assets of a corporate stockholder.

(6) A corporate stockholder’s transfer of any or all of its Common Stock to any or all of its stockholders.

(7) A transfer of any or all of the Common Stock held by a stockholder which is a limited or general partnership to any or all of its partners.

In any such case, the transferee, assignee, or other recipient shall receive and hold such Common Stock subject to the provisions of this bylaw, and there shall be no further transfer of such Common Stock except in accord with this bylaw.

(f) Any sale or transfer, or purported sale or transfer, of Common Stock shall be null and void unless the terms, conditions, and provisions of this bylaw are strictly observed and followed.

(g) Any sale or transfer, or purported sale or transfer, of Common Stock shall be null and void unless the terms, conditions, and provisions of this bylaw are strictly observed and followed

(h) The foregoing right of first refusal shall terminate on either of the following dates, whichever shall first occur:

(1) upon the date Common Stock of the corporation is first offered to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended; or

(2) upon any Liquidation Event, Acquisition or Asset Transfer (as defined in the Corporation’s Certificate of Incorporation.

The certificates representing the Common Stock shall bear the following legend so long as the foregoing right of first refusal remains in effect:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION, AS PROVIDED IN THE BYLAWS OF THE CORPORATION.”

(i) The provisions of this bylaw shall not apply to any transfer of shares of Preferred Stock of the corporation or the shares of Common Stock issued upon conversion thereof.

Notwithstanding anything to the contrary, in the event of a conflict between the provisions contained herein and any other agreement that may be entered into by a stockholder and the Company that contains a right of first refusal, right of repurchase, drag along right, lock-up or similar provision, the terms of such other agreement or agreements shall control and the terms of this Section 11.3 shall be deemed satisfied upon compliance therewith.

ARTICLE XII

SECTION HEADINGS

The headings contained in these by-laws are for reference purposes only and shall not be construed to be part of and shall not affect in any way the meaning or interpretation of these by-laws.

ARTICLE XIII

AMENDMENT

These by-laws may be altered, amended, or repealed or new by-laws may be adopted by a majority of the number of directors then constituting the Board of Directors at any regular meeting of the Board of Directors without prior notice, or at any special meeting of the Board of Directors if notice of such alteration, amendment, or repeal be contained in the notice of such special meeting.

*    *    *

Adopted on February 5, 2013

FIRST AMENDMENT

TO

AMENDED AND RESTATED BY-LAWS

OF

SPRINKLR, INC.

Dated: August 20, 2015

This First Amendment (this “Amendment”) to the Amended and Restated By-laws (the “By-laws”) of Sprinklr, Inc. (the “Corporation”) is adopted and approved by the Board of Directors of the Corporation on August 20, 2015.

The By-laws are hereby amended as follows:

1. Amendment to Article XI. Article XI of the By-laws is hereby amended by adding a new Section 11.4 to the end of such article with the following language therefor:

“Regulation S. Neither the corporation nor any transfer agent of the corporation shall transfer on the stock register of the corporation any securities of the corporation sold pursuant to Regulation S (“Regulation S”) of the Securities Act of 1933, as amended, unless such transfer is executed in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if the securities are in bearer form or foreign law prevents the corporation from refusing to register securities transfers, other reasonable procedures are implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S. All securities of the corporation sold pursuant to Regulation S shall include an appropriate legend restricting their transfer except in accordance with Regulation S.”

2. Except as expressly modified hereby, the By-laws and all of the provisions contained therein shall remain in full force and effect. This Amendment and the By-laws shall be read and construed together as a single instrument. To the extent of any inconsistency between the terms contained in the By-laws and this Amendment, the terms of this Amendment shall control. Any reference in any document or agreement to the By-laws shall include this Amendment and shall refer to the By-laws as amended by this Amendment.

SECOND AMENDMENT

TO

AMENDED AND RESTATED BY-LAWS

OF

SPRINKLR, INC.

Dated: August 20, 2015

This Second Amendment (this “Amendment”) to the Amended and Restated By-laws (the “By-laws”) of Sprinklr, Inc. (the “corporation”) is adopted and approved by the Board of Directors of the Corporation on August 20, 2015 and by the stockholders of the corporation on October 14, 2015.

The By-laws are hereby amended as follows:

1. Amendment to Article XI, Section 11.3. Article XI, Section 11.3 of the By-laws is hereby amended by deleting the section in its entirety and replacing it with the following language in substitution therefor:

“Section 11.3 Right of First Refusal, Secondary Right of First Refusal and Assignee Right of First Refusal. No stockholder of the corporation may Transfer (as defined below) any of the shares of capital stock of the corporation (“Seller Shares”) or any right or interest therein, including, but not limited to, a Derivative (as defined below) interest therein, held by such stockholder, except by a Transfer which meets the requirements hereinafter set forth in this by-law.

a) Seller Notice. If the stockholder receives from anyone a bona fide offer acceptable to the stockholder to purchase any Seller Shares held by such stockholder, then the stockholder shall first give written notice thereof to the corporation (the “Seller Notice”). The Seller Notice shall state: (i) the stockholder’s bone fides intention to Transfer such Seller Shares, (ii) the name, address and phone number of the proposed transferee(s) (each, a “Transferee”), (iii) the aggregate number and type of shares of Seller Shares to be transferred to each Transferee (the “Offered Shares”) and (iv) the terms and conditions of the proposed Transfer, including, but not limited to, the price per share and form of consideration. The Seller Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer. In the event that the transfer is being made pursuant to the provisions of Section 11.3(f), the Seller Notice shall state under which specific clause the transfer is being made.

b) Right of First Refusal and Secondary Right of First Refusal. For three (3) months following receipt of the Seller Notice by the Secretary of the corporation (the “Primary ROFR Period”), the corporation and the Investors (as defined below) shall have the option to purchase all or any portion of the Offered Shares specified in the Seller Notice at the price and upon the terms set forth in such bona fide offer (the “Right of First Refusal”). If the corporation does not exercise its Right of

First Refusal to purchase all of the Offered Shares, the Investors shall have a secondary Right of First Refusal to purchase all or any portion of the Offered Shares not purchased by the corporation. In the event the corporation and/or the Investors, as applicable, elect to purchase all or any portion of the Offered Shares, the corporation and/or the Investors, as applicable, shall give written notice to the selling stockholder of such party’s election and settlement for said Offered Shares shall be made as provided below in paragraph (d).

c) Assignee Right of First Refusal. For three (3) months following the Primary ROFR Period (the “Assignee ROFR Period”), if none of the corporation or the Investors elect to fully exercise their Rights of First Refusal, respectively, then the corporation may assign the right to purchase all or any portion of the Offered Shares not purchased by the corporation or the Investors on the terms and conditions set forth in this Section 11.3 (the “Assignee Right of First Refusal”) to any person or group of persons (each, an “Assignee”). In the event an Assignee elects to purchase all or any portion of the Offered Shares, the Assignee shall give written notice to the selling stockholder of such party’s election and settlement for said Offered Shares shall be made as provided below in paragraph (d).

d) Settlement. In the event the corporation or any of the Investors, respectively, elect to acquire any of the Offered Shares of the selling stockholder as specified in the Seller Notice, the Secretary of the corporation or such Investors, respectively, shall so notify the selling stockholder and settlement thereof shall be made in cash within fifteen (15) days of the Primary ROFR Period; provided, that if the terms of payment set forth in the Seller Notice were other than cash against delivery, the corporation or such Investors, respectively, shall pay for said Offered Shares on the same, or substantially similar, terms and conditions set forth in the Seller Notice. In the event an Assignee elects to acquire any of the Offered Shares of the selling stockholder as specified in the Seller Notice, the Assignee shall so notify the selling stockholder and settlement thereof shall be made in cash within fifteen (15) days of the Assignee ROFR Period; provided, that if the terms of payment set forth in the Seller Notice were other than cash against delivery, the Assignee shall pay for said Offered Shares on the same, or substantially similar, terms and conditions set forth in the Seller Notice.

e) Selling Stockholder Right to Sell. In the event none of the corporation, the Investors or an Assignee elect to acquire all of the Offered Shares, said selling stockholder may, within the three (3) month period following the earlier of (i) five (5) business days after the expiration of the Assignee Right of First Refusal or (ii) receipt by the selling stockholder of written waivers of the Right of First Refusal and Assignee Right of First Refusal, sell to the Transferee(s) the Offered Shares specified in the Seller Notice which were not acquired by the corporation, the Investors or an Assignee, in each case in accordance with the provisions of paragraph (d) of this by-law; provided, that said sale shall not be on terms and conditions more favorable to the Transferee(s) than those contained in the Seller Notice. All Offered Shares so sold by said selling stockholder shall continue to be subject to the provisions of this by-law in the same manner as before said transfer.

f) Exceptions from Right of Refusal. Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the provisions of this by-law:

1) A stockholder’s transfer of any or all Seller Shares held either during such stockholder’s lifetime or on death by will or intestacy to such stockholder’s family. “Immediate family” as used herein shall mean spouse, lineal descendent, father, mother, brother, or sister of the stockholder making such transfer.

2) A stockholder’s bona fide pledge or mortgage of any Seller Shares with a commercial lending institution; provided, that any subsequent transfer of said Seller Shares by said institution shall be conducted in the manner set forth in this by-law.

3) A stockholder’s transfer of any or all of such stockholder’s Seller Shares to a person who, at the time of such transfer, is an officer or director of the corporation.

4) A corporate stockholder’s transfer of any or all of its Seller Shares pursuant to and in accordance with the terms of any merger, consolidation, reclassification of Seller Shares or capital reorganization of the corporate stockholder, or pursuant to a sale of all or substantially all of the stock or assets of a corporate stockholder.

5) A corporate stockholder’s transfer of any or all of its Seller Shares to any or all of its stockholders.

6) A transfer of any or all of the Seller Shares held by a stockholder which is a limited or general partnership to any or all of its partners.

In any such case, the transferee, assignee, or other recipient shall receive and hold such Seller Shares subject to the provisions of this by-law, and there shall be no further transfer of such Seller Shares except in accord with this by-law.

(g) Non-Compliance. Any sale or transfer, or purported sale or transfer, of Seller Shares shall be null and void unless the terms, conditions, and provisions of this by-law are strictly observed and followed.

(h) Termination of Right of First Refusal. The foregoing right of first refusal shall terminate on either of the following dates, whichever shall first occur:

(1) upon the date any Seller Shares are first offered to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended (“IPO”); or

(2) upon any Liquidation Event (as defined in the corporation’s certificate of incorporation).

(i) Definitions. For purposes of this Section 11.3, the following definitions shall apply:

(1) “Derivative” shall mean and include (i) the economic equivalent of direct or indirect ownership of, or opportunity to obtain ownership of, the Seller Shares, where the value of the derivative is determined in whole or in part with reference to, or derived in whole or in part from, the price or value of the Seller Shares, (ii) any derivative that provides the holder of such derivative or any of such person’s affiliates an opportunity, directly or indirectly, to profit, or to share in any profit, derived from any change in the value of such securities, in any case without regard to whether (A) such derivative conveys any voting rights in such Seller Shares to the holder of such derivative or any of such person’s affiliates or (B) the derivative is required to be, or capable of being, settled through delivery of such Seller Shares or (iii) any other arrangement that would require the delivery of consideration, where the value of such consideration is determined in whole or in part with reference to, or derived in whole or in part from, the proceeds from a Liquidation Event or IPO to a person other than the record holder of the Seller Shares.

(2) “Investor” shall mean a holder of the preferred stock of the corporation.

(3) “Transfer” shall include any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including, without limitation, transfers pursuant to divorce or legal separation, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary, involuntarily or by operation of law, directly or indirectly, of any of the Seller Shares.

(j) Legends. The certificates representing the Seller Shares shall bear the following legend so long as the foregoing Right of First Refusal and Assignee Right of First Refusal remain in effect:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION, A SECONDARY RIGHT OF FIRST REFUSAL OPTION IN FAVOR OR CERTAIN STOCKHOLDERS OF THE CORPORATION AND AN ASSIGNEE RIGHT OF FIRST REFUSAL OPTION IN FAVOR THE CORPORATION, AS PROVIDED IN THE BY-LAWS OF THE CORPORATION.”

Notwithstanding anything to the contrary, in the event of a conflict between the provisions contained herein and any other agreement that may be entered into by a stockholder and the corporation that contains a right of first refusal, right of repurchase, drag along right, lock-up or similar provision, the terms of such other agreement or agreements shall control and the terms of this Section 11.3 shall be deemed satisfied upon compliance therewith.”

2. Except as expressly modified hereby, the By-laws and all of the provisions contained therein shall remain in full force and effect. This Amendment and the By-laws shall be read and construed together as a single instrument. To the extent of any inconsistency between the terms contained in the By-laws and this Amendment, the terms of this Amendment shall control. Any reference in any document or agreement to the By-laws shall include this Amendment and shall refer to the By-laws as amended by this Amendment.

THIRD AMENDMENT

TO

AMENDED AND RESTATED BY-LAWS

OF

SPRINKLR, INC.

Dated: August 19, 2020

This Third Amendment (this “Amendment”) to the Amended and Restated By-laws (the “By-laws”) of Sprinklr, Inc. (the “Corporation”) is adopted and approved by the Board of Directors and by the stockholders of the Corporation on August 14, 2020.

The By-laws are hereby amended as follows:

1. Addition to Article XI, Section 11.3(f). A new Section 11.3(f)(7) and a new Section 11.3(f)(8) are hereby added to Article XI of the By-laws:

“(7) A stockholder’s transfer of any or all Seller Shares that has been previously approved by the Board of Directors (including at least a majority of the disinterested members of the Board of Directors).

(8) A stockholder’s transfer of any or all Seller Shares to the corporation.”

2. Except as expressly modified hereby, the By-laws and all of the provisions contained therein shall remain in full force and effect. This Amendment and the By-laws shall be read and construed together as a single instrument. To the extent of any inconsistency between the terms contained in the By-laws and this Amendment, the terms of this Amendment shall control. Any reference in any document or agreement to the By-laws shall include this Amendment and shall refer to the By-laws as amended by this Amendment.